Exhibit 99.1

Alcoa Corporation Reports Second Quarter 2019 Results

Actions in Aluminum segment further strengthen Company

  Net loss of $402 million, or $2.17 per share
  Excluding special items, adjusted net loss of $2 million, or $0.01 per share
  $455 million of adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) excluding special items
  Revenue of $2.7 billion
  $82 million cash from operations; negative free cash flow of $7 million
  $834 million cash balance and $1.8 billion of debt, for net debt of $1.0 billion, as of June 30, 2019

PITTSBURGH--(BUSINESS WIRE)--July 17, 2019--Alcoa Corporation (NYSE: AA), a global leader in bauxite, alumina, and aluminum products, today reported second quarter 2019 results that include several actions to improve the Aluminum segment’s portfolio and further strengthen the Company.

M, except per share amounts	2Q18[1]	1Q19	2Q19
Revenue	$3,579	$2,719	$2,711
Net income (loss) attributable to Alcoa Corporation	$10	$(199)	$(402)
Earnings (loss) per share attributable to Alcoa Corporation	$0.05	$(1.07)	$(2.17)
Adjusted net income (loss)	$221	$(43)	$(2)
Adjusted earnings (loss) per share	$1.17	$(0.23)	$(0.01)
Adjusted EBITDA excluding special items	$783	$467	$455

[1]

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from last-in, first-out (LIFO) to average cost. The effects of the change in accounting principle have been retrospectively applied to all prior periods presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission (SEC) on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

“In the second quarter, our Aluminum segment rebounded despite weaker metal prices, and we reported a solid cash balance, even after sizeable cash outlays,” said President and Chief Executive Officer Roy Harvey. “We also maintained strong operational performance across all of our businesses.”

Harvey continued: “In addition, we successfully divested our minority interest in the Saudi joint venture rolling mill, and we made significant progress on other initiatives to reduce losses and increase Company profits. As we enter the second half of the year, we’ll continue to navigate through this market cycle with a sustained focus on safety and operational excellence, finding new ways to further improve the business.”

Alcoa reported a net loss of $402 million, or $2.17 per share for the second quarter 2019, compared to a net loss of $199 million, or $1.07 per share, in the first quarter of 2019.

The second quarter results include the impact of $400 million of special items, including $319 million from the divestiture of Alcoa’s interest in the Ma’aden Rolling Company (MRC) in Saudi Arabia and $81 million in other special items.

Excluding the impact of special items, second quarter 2019 adjusted net loss improved sequentially $41 million to an adjusted net loss of $2 million, or $0.01 per share.

In the second quarter, Alcoa reported adjusted EBITDA excluding special items of $455 million, down slightly from the prior quarter, primarily due to lower pricing for both alumina and aluminum that was partially offset by higher energy sales and lower costs for raw materials.

Alcoa reported second quarter revenue of $2.7 billion, which is flat sequentially.

Alcoa ended the quarter with cash on hand of $834 million and debt of $1.8 billion, for net debt of $1.0 billion.

In the second quarter, cash from operations was $82 million, which reflects payments of $306 million for prior year income taxes. Cash used for financing activities was $71 million and cash used for investing activities was $199 million, which included contributions totaling $100 million made as part of the MRC divestiture. Free cash flow was negative $7 million.

The Company reported 31 days working capital, a four-day increase year-over-year, primarily due to lower revenues, but improved four days sequentially.

To strengthen the Company, Alcoa:

  Divested its 25.1 percent minority interest in MRC, releasing the Company from all future MRC obligations, including Alcoa’s sponsor support of MRC debt, and its share of any future MRC cash contributions. Alcoa continues to hold its interests in the Ma’aden joint venture’s bauxite mining, alumina refining and aluminum smelting businesses.
  Reached two new competitive labor agreements at smelters in Québec, Canada—the first at Baie Comeau; the second at Aluminerie de Bécancour (ABI), ending an 18-month labor dispute. The full restart of ABI is expected to begin on July 26, 2019, and be complete in the second quarter of 2020. The Company expects to record special items associated with restart expenses to range between $30 million and $35 million (after-tax), or $0.16 and $0.19 per share, each in the second half of 2019 and in the first half of 2020.
  Implemented plans to upgrade the Deschambault smelter in Québec to increase production approximately 10 percent by the end of 2021. Alcoa will receive a non-refundable contribution of up to $10 million (CAD) from Canada’s Strategic Innovation Fund to offset costs for the $85 million (CAD) project, expected to be complete in 2021.
  Reached a conditional agreement on July 5 to divest the Avilés and La Coruña aluminum plants in Spain. If the acquisition by PARTER Capital Group AG cannot be completed by July 31, 2019, the collective dismissal and social plan are expected to go into effect on August 1, 2019. Alcoa expects to record restructuring-related charges in the third quarter of 2019, estimated to range from $100 million to $140 million (pre- and after-tax), or $0.54 to $0.75 per share, depending on whether an acquisition or collective dismissal occurs. Related cash outlays are expected to be approximately $100 million to $130 million, with approximately half to be paid in 2019.

2019 Outlook

The Company’s 2019 shipment outlook for Bauxite, Alumina and Aluminum remains unchanged from the prior full-year estimates. Total annual bauxite shipments are expected to range between 47.0 and 48.0 million dry metric tons. Total alumina shipments are projected between 13.6 and 13.7 million metric tons with anticipated operational improvements and higher year-on-year production. Aluminum shipments are expected to be between 2.8 and 2.9 million metric tons.

In the third quarter of 2019, Alcoa expects benefits from higher volumes and lower costs for raw materials and maintenance in the Alumina and Bauxite segments. In the Aluminum segment, the Company expects improvements primarily from lower alumina costs.

Market Update

For full-year 2019, Alcoa continues to project a global aluminum deficit, ranging between 1.0 million and 1.4 million metric tons, down from last quarter’s estimate of a deficit between 1.5 million and 1.9 million metric tons.

Global aluminum demand growth for 2019 is estimated to range between 1.25 percent and 2.25 percent, down from 2 percent to 3 percent in the previous quarter, driven by lower demand in both China and the world ex-China due to trade tensions and macroeconomic headwinds. Even so, aluminum inventories, measured in days of consumption, continue to decline and are expected by year’s end to reach levels not seen in more than a decade, since before the Global Financial Crisis in 2008.

In the alumina market, Alcoa projects a global surplus for 2019, ranging between 500 thousand metric tons and 1.3 million metric tons, up from last quarter’s estimate of 200 thousand metric tons to 1 million metric tons. Environmentally-driven Chinese alumina curtailments were outweighed by the combination of a refinery restart in the Atlantic region and lower alumina demand from worldwide smelting production.

The third-party, seaborne bauxite market is expected to have a larger surplus in 2019 ranging between 13 million and 17 million metric tons, an increase from the previous quarter’s full-year estimate of 8 million to 12 million metric tons. The increase is due to higher production in Guinea and Southeast Asia, which is only partially offset by higher demand in China.

Conference Call

Alcoa will hold its quarterly conference call at 5 p.m. Eastern Daylight Time (EDT) on Wednesday, July 17, 2019, to present second-quarter financial results and discuss the business and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on July 17, 2019. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results or operating performance; statements about strategies, outlook, and business and financial prospects; and statements about return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum and other products, and fluctuations in indexed-based and spot prices for alumina; (b) deterioration in global economic and financial market conditions generally and which may also affect Alcoa Corporation’s ability to obtain credit or financing upon acceptable terms; (c) unfavorable changes in the markets served by Alcoa Corporation; (d) the impact of changes in foreign currency exchange and tax rates on costs and results; (e) increases in energy costs or uncertainty of energy supply; (f) declines in the discount rates used to measure pension liabilities or lower-than-expected investment returns on pension assets, or unfavorable changes in laws or regulations that govern pension plan funding; (g) the inability to achieve improvement in profitability and margins, cost savings, cash generation, revenue growth, fiscal discipline, or strengthening of competitiveness and operations anticipated from operational and productivity improvements, cash sustainability, technology advancements, and other initiatives; (h) the inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, restarts, expansions, or joint ventures; (i) political, economic, trade, legal, and regulatory risks in the countries in which Alcoa Corporation operates or sells products; (j) labor disputes and/or and work stoppages; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (l) the impact of cyberattacks and potential information technology or data security breaches; and (m) the other risk factors discussed in Item 1A of Alcoa Corporation’s Form 10-K for the fiscal year ended December 31, 2018 and other reports filed by Alcoa Corporation with the U.S. Securities and Exchange Commission (SEC). Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa Corporation’s consolidated financial information but is not presented in Alcoa Corporation’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC regulations. Alcoa Corporation believes that the presentation of non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)
	Quarter Ended
	June 30, 2018	March 31, 2019	June 30, 2019
Sales	$3,579	$2,719	$2,711

Cost of goods sold (exclusive of expenses below)(1)	2,753	2,180	2,189
Selling, general administrative, and other expenses	64	84	68
Research and development expenses	9	7	7
Provision for depreciation, depletion, and amortization	192	172	174
Restructuring and other charges, net	231	113	370
Interest expense	32	30	30
Other expenses, net	9	41	50
Total costs and expenses	3,290	2,627	2,888

Income (loss) before income taxes	289	92	(177)
Provision for income taxes(1)	158	150	116

Net income (loss)(1)	131	(58)	(293)

Less: Net income attributable to noncontrolling interest(1)	121	141	109

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION(1)	$10	$(199)	$(402)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net income (loss)	$0.05	$(1.07)	$(2.17)
Average number of shares	186,398,784	185,325,040	185,533,936

Diluted:
Net income (loss)	$0.05	$(1.07)	$(2.17)
Average number of shares	188,708,013	185,325,040	185,533,936
(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to all prior periods presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

Alcoa Corporation and subsidiaries
Statement of Consolidated Operations (unaudited), continued
(dollars in millions, except per-share amounts)
	Six months ended
	June 30, 2018	June 30, 2019
Sales	$6,669	$5,430

Cost of goods sold (exclusive of expenses below)(1)	5,055	4,369
Selling, general administrative, and other expenses	131	152
Research and development expenses	17	14
Provision for depreciation, depletion, and amortization	386	346
Restructuring and other charges, net	212	483
Interest expense	58	60
Other expenses, net	30	91
Total costs and expenses	5,889	5,515

Income (loss) before income taxes	780	(85)
Provision for income taxes(1)	309	266

Net income (loss)(1)	471	(351)

Less: Net income attributable to noncontrolling interest(1)	266	250

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION(1)	$205	$(601)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS:
Basic:
Net income (loss)	$1.10	$(3.24)
Average number of shares	186,163,441	185,416,620

Diluted:
Net income (loss)	$1.09	$(3.24)
Average number of shares	188,626,057	185,416,620

Common stock outstanding at the end of the period	186,468,950	185,546,772
(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to all prior periods presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

Alcoa Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)
	December 31, 2018	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,113	$834
Receivables from customers	830	684
Other receivables	173	203
Inventories(1)	1,819	1,767
Fair value of derivative instruments	73	80
Prepaid expenses and other current assets(1),(2)	320	250
Total current assets	4,328	3,818
Properties, plants, and equipment	21,807	22,126
Less: accumulated depreciation, depletion, and amortization	13,480	13,853
Properties, plants, and equipment, net	8,327	8,273
Investments	1,360	1,141
Deferred income taxes	560	599
Fair value of derivative instruments	82	55
Other noncurrent assets	1,475	1,463
Total assets	$16,132	$15,349
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,663	$1,523
Accrued compensation and retirement costs	400	409
Taxes, including income taxes	426	100
Fair value of derivative instruments	82	71
Other current liabilities	347	427
Long-term debt due within one year	1	1
Total current liabilities	2,919	2,531
Long-term debt, less amount due within one year	1,801	1,804
Accrued pension benefits	1,407	1,388
Accrued other postretirement benefits	868	835
Asset retirement obligations	529	529
Environmental remediation	236	237
Fair value of derivative instruments	261	506
Noncurrent income taxes	301	320
Other noncurrent liabilities and deferred credits	222	340
Total liabilities	8,544	8,490
EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	2
Additional capital	9,611	9,629
Retained earnings (deficit)(1)	570	(31)
Accumulated other comprehensive loss	(4,565)	(4,705)
Total Alcoa Corporation shareholders’ equity	5,618	4,895
Noncontrolling interest(1)	1,970	1,964
Total equity	7,588	6,859
Total liabilities and equity	$16,132	$15,349
(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to the prior period presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(2)	This line item includes $3 of restricted cash as of both December 31, 2018 and June 30, 2019.

Alcoa Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)
	Six Months Ended June 30,
	2018	2019
CASH FROM OPERATIONS
Net income (loss)(1)	$471	$(351)
Adjustments to reconcile net income (loss) to cash from operations:
Depreciation, depletion, and amortization	387	346
Deferred income taxes(1)	(40)	64
Equity earnings, net of dividends	(11)	14
Restructuring and other charges, net	212	483
Net gain from investing activities – asset sales	(3)	(1)
Net periodic pension benefit cost	81	60
Stock-based compensation	20	21
Provision for bad debt expense	—	20
Other	(32)	24
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) Decrease in receivables	(209)	94
(Increase) Decrease in inventories(1)	(225)	53
(Increase) Decrease in prepaid expenses and other current assets	(8)	68
(Decrease) in accounts payable, trade	(105)	(144)
(Decrease) in accrued expenses	(243)	(51)
Increase (Decrease) in taxes, including income taxes	101	(342)
Pension contributions(2)	(692)	(55)
(Increase) in noncurrent assets	(49)	(32)
(Decrease) in noncurrent liabilities	(30)	(21)
CASH (USED FOR) PROVIDED FROM OPERATIONS	(375)	250

FINANCING ACTIVITIES
Additions to debt (original maturities greater than three months)(2)	553	—
Payments on debt (original maturities greater than three months)	(7)	—
Proceeds from the exercise of employee stock options	22	1
Contributions from noncontrolling interest	109	21
Distributions to noncontrolling interest	(385)	(286)
Other	(6)	(6)
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	286	(270)

INVESTING ACTIVITIES
Capital expenditures	(169)	(158)
Proceeds from the sale of assets	—	11
Additions to investments	(5)	(111)
CASH USED FOR INVESTING ACTIVITIES	(174)	(258)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(7)	(1)
Net change in cash and cash equivalents and restricted cash	(270)	(279)
Cash and cash equivalents and restricted cash at beginning of year	1,365	1,116
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,095	$837
(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to the prior period presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(2)

On May 17, 2018, Alcoa Nederland Holding B.V., a wholly-owned subsidiary of Alcoa Corporation, issued $500 in 6.125% senior notes due 2028. The gross proceeds from the debt issuance were used to make discretionary contributions to three of Alcoa Corporation’s U.S. defined benefit pension plans. Accordingly, for the six months ended June 30, 2018, the Pension contributions line item includes a cash outflow of $500 and the Additions to debt line item includes a cash inflow of $492 (net of an $8 initial purchasers discount).

Alcoa Corporation and subsidiaries
Segment Information (unaudited)
(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))
	1Q18	2Q18	3Q18	4Q18	2018	1Q19	2Q19
Bauxite:
Production(1) (mdmt)	11.2	11.3	11.5	11.8	45.8	11.9	11.3
Third-party shipments (mdmt)	1.1	1.6	1.4	1.6	5.7	1.2	1.5
Intersegment shipments (mdmt)	10.4	10.0	10.1	10.7	41.2	10.2	10.3
Third-party sales	$47	$77	$67	$80	$271	$65	$67
Intersegment sales	$249	$226	$224	$245	$944	$236	$246
Segment adjusted EBITDA(2)	$110	$100	$106	$110	$426	$126	$112
Depreciation, depletion, and amortization	$29	$27	$27	$28	$111	$28	$27

Alumina:
Production (kmt)	3,173	3,227	3,160	3,297	12,857	3,240	3,309
Third-party shipments (kmt)	2,376	2,285	2,233	2,365	9,259	2,329	2,299
Intersegment shipments (kmt)	1,097	1,031	1,083	1,115	4,326	972	1,070
Average realized third-party price per metric ton of alumina	$385	$467	$493	$479	$455	$385	$376
Third-party sales	$914	$1,068	$1,101	$1,132	$4,215	$897	$864
Intersegment sales	$454	$536	$544	$567	$2,101	$417	$445
Segment adjusted EBITDA(2)	$392	$638	$660	$683	$2,373	$372	$369
Depreciation and amortization	$53	$49	$48	$47	$197	$48	$55
Equity (loss) income	$(1)	$14	$10	$9	$32	$12	$3

Aluminum:
Primary aluminum production (kmt)	554	565	567	573	2,259	537	533
Third-party aluminum shipments(3) (kmt)	794	853	806	815	3,268	709	724
Average realized third-party price per metric ton of primary aluminum	$2,483	$2,623	$2,465	$2,358	$2,484	$2,219	$2,167
Third-party sales	$2,111	$2,413	$2,198	$2,107	$8,829	$1,735	$1,757
Intersegment sales	$4	$4	$6	$4	$18	$3	$4
Segment adjusted EBITDA(2),(4)	$187	$230	$84	$(50)	$451	$(96)	$3
Depreciation and amortization	$106	$108	$91	$89	$394	$89	$85
Equity loss	$—	$(8)	$(5)	$(25)	$(38)	$(22)	$(17)

Reconciliation of total segment Adjusted EBITDA to consolidated net income (loss) attributable to Alcoa Corporation:
Total segment Adjusted EBITDA(2),(4)	$689	$968	$850	$743	$3,250	$402	$484
Unallocated amounts:
Transformation(5)	(2)	(1)	1	(1)	(3)	2	3
Intersegment eliminations(4),(6)	76	(152)	21	47	(8)	86	(1)
Corporate expenses(7)	(27)	(26)	(22)	(21)	(96)	(24)	(28)
Provision for depreciation, depletion, and amortization	(194)	(192)	(173)	(174)	(733)	(172)	(174)
Restructuring and other charges, net	19	(231)	(177)	(138)	(527)	(113)	(370)
Interest expense	(26)	(32)	(33)	(31)	(122)	(30)	(30)
Other expenses, net	(21)	(9)	(2)	(32)	(64)	(41)	(50)
Other(8)	(23)	(36)	(10)	(3)	(72)	(18)	(11)
Consolidated income before income taxes(4)	491	289	455	390	1,625	92	(177)
Provision for income taxes(4)	(151)	(158)	(260)	(163)	(732)	(150)	(116)
Net income attributable to noncontrolling interest(4)	(145)	(121)	(201)	(176)	(643)	(141)	(109)
Consolidated net income (loss) attributable to Alcoa Corporation(4)	$195	$10	$(6)	$51	$250	$(199)	$(402)

The difference between segment totals and consolidated amounts is in Corporate.

(1)

The production amounts do not include additional bauxite (approximately 3 mdmt per annum) that Alcoa World Alumina and Chemicals is entitled to receive (i.e. an amount in excess of its equity ownership interest) from certain other partners at the mine in Guinea.

(2)

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(3)	The Aluminum segment’s third-party aluminum shipments are composed of both primary aluminum and flat-rolled aluminum.

(4)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to all prior periods presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(5)	Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.

(6)

Concurrent with the change in inventory accounting method as of January 1, 2019, management elected to change the presentation of certain line items in the reconciliation of total segment Adjusted EBITDA to Consolidated net income (loss) attributable to Alcoa Corporation. Corporate inventory accounting previously included the impact of LIFO, metal price lag and intersegment eliminations. The impact of LIFO has been eliminated with the change in inventory method. Metal price lag attributable to the Company’s rolled operations business is now netted within the Aluminum segment to simplify presentation of an impact that nets to zero in consolidation. Only Intersegment eliminations remain as a reconciling line item and are labeled as such.

(7)

Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.

(8)

Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on Alcoa Corporation’s Statement of Consolidated Operations that are not included in the Adjusted EBITDA of the reportable segments, including those described as “Other special items” (see footnote 3 to the reconciliation of Adjusted Income within Calculation of Financial Measures included in this release).

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited)
(in millions, except per-share amounts)

Adjusted Income	Income (Loss)			Diluted EPS
	Quarter ended			Quarter ended
	June 30, 2018	March 31, 2019	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2019
Net income (loss) attributable to Alcoa Corporation(1)	$10	$(199)	$(402)	$0.05	$(1.07)	$(2.17)

Special items:
Restructuring and other charges, net	231	113	370
Discrete tax items(2)	2	—	1
Other special items(3)	34	44	39
Tax impact(4)	(43)	(1)	(10)
Noncontrolling interest impact(4)	(13)	—	—
Subtotal	211	156	400

Net income (loss) attributable to Alcoa Corporation – as adjusted	$221	$(43)	$(2)	$1.17	$(0.23)	$(0.01)
Net income (loss) attributable to Alcoa Corporation – as adjusted is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider both Net income (loss) attributable to Alcoa Corporation determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted.

(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to the prior period presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(2)	Discrete tax items include a net charge for several items for the quarters ended June 30, 2018 and June 30, 2019.

(3)	Other special items include the following:

•for the quarter ended June 30, 2018, a loss on a contractor arbitration matter ($29), a net unfavorable change in certain mark-to-market energy derivative instruments ($6), a favorable tax impact related to the interim period treatment of operational losses in certain jurisdictions for which no tax benefit was recognized ($5), costs related to the partial restart of the Warrick (Indiana) smelter ($2), and costs related to a work stoppage at the Bécancour, Canada smelter ($2);

• for the quarter ended March 31, 2019, an unfavorable tax impact related to the interim period treatment of operational losses in certain jurisdictions for which no tax benefit was recognized ($83), a favorable tax impact resulting from the difference between Alcoa’s consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($49), costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($17, primarily inventory write downs), a gain on the sale of excess land ($9), and costs related to a work stoppage at the Bécancour, Canada smelter ($2); and

• for the quarter ended June 30, 2019, an unfavorable tax impact related to the interim period treatment of operational losses in certain jurisdictions for which no tax benefit was recognized ($298), a favorable tax impact resulting from the difference between Alcoa’s consolidated estimated annual effective tax rate and the statutory rates applicable to special items ($267), costs related to ongoing union negotiations in the U.S. ($5), costs related to a work stoppage at the Bécancour, Canada smelter ($2), and costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($1).

(4)

The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in millions)

Adjusted EBITDA	Quarter ended
	June 30, 2018	March 31, 2019	June 30, 2019

Net income (loss) attributable to Alcoa Corporation(1)	$10	$(199)	$(402)

Add:
Net income attributable to noncontrolling interest(1)	121	141	109
Provision for income taxes(1)	158	150	116
Other expenses, net	9	41	50
Interest expense	32	30	30
Restructuring and other charges, net	231	113	370
Provision for depreciation, depletion, and amortization	192	172	174

Adjusted EBITDA	753	448	447

Special items(2)	30	19	8

Adjusted EBITDA, excluding special items	$783	$467	$455

Alcoa’s Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)

As of January 1, 2019, the Company changed its accounting method for valuing certain inventories from LIFO to average cost. The effects of the change in accounting principle have been retrospectively applied to the prior period presented. See Exhibit 99.2 to the Company’s Form 8-K filed with the SEC on April 17, 2019, which illustrates the effects of the change in accounting principle to 2018 interim and full year financial information.

(2)	Special items include the following (see reconciliation of Adjusted Income above for additional information):

• for the quarter ended June 30, 2018, a loss on a contractor arbitration matter ($26), costs related to the partial restart of the Warrick (Indiana) smelter ($2), and costs related to a work stoppage at the Bécancour, Canada smelter ($2).

• for the quarter ended March 31, 2019, costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($17, primarily inventory write downs), and costs related to a work stoppage at the Bécancour, Canada smelter ($2).

• for the quarter ended June 30, 2019, costs related to ongoing union negotiations in the U.S. ($5), costs related to a work stoppage at the Bécancour, Canada smelter ($2), and costs related to a collective employee dismissal process in Spain at the Avilés and La Coruña smelters ($1).

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in millions)

Free Cash Flow	Quarter ended
	June 30, 2018	March 31, 2019	June 30, 2019
Cash from operations(1)	$(430)	$168	$82

Capital expenditures	(95)	(69)	(89)

Free cash flow	$(525)	$99	$(7)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa Corporation’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)

Cash from operations for the quarter ended June 30, 2018 includes a $500 cash outflow for discretionary contributions made to three of Alcoa Corporation’s U.S. defined benefit pension plans. The $500 was funded with the gross proceeds of 6.125% senior notes due 2028 issued in May 2018.

Net Debt	December 31, 2018	June 30, 2019
Short-term borrowings	$—	$—
Long-term debt due within one year	1	1
Long-term debt, less amount due within one year	1,801	1,804
Total debt	1,802	1,805

Less: Cash and cash equivalents	1,113	834

Net debt	$689	$971

Net debt is a non GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

Contacts

Investor Contact:
James Dwyer
+1 412 992 5450
James.Dwyer@alcoa.com

Media Contact:
Monica Orbe
+1 412 315 2896
Monica.Orbe@alcoa.com